Randall C. Stuewe, Chairman and CEO Brad Phillips, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications Exhibit 99.2

This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc., including its Diamond Green Diesel joint venture, and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “assumption,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward- looking statements whether as a result of new information, future events or otherwise. 2

3

2017 Highlights

Executing World of Growth Strategy:

New Facilities Under Construction:

- Bovine Blood Processing – Mering, Germany Q1-2018
- Ecoson Digester– Duderleuuw, Belgium Q2 2018
- Poultry Protein Conversion Facility –Grapeland, Texas, USA Q4 2018
- Black Soldier Fly Protein Facility – Mayfield, Kentucky, USA Q3 2018

Approved for Construction:

- Peptan Facility – Angolume, France Q1 2019
- Protein Conversion Facility (poultry)—Wahoo, Nebraska Q2 2019

Plant Expansions:

- Protein Conversion Facility – Los Angeles, California, USA Q1 2018
- Protein Conversion Facility (beef) – Wahoo, Nebraska, USA Q1 2018
- Protein Conversion Facility– Poland – completed 3Q 2017
- Rousselot Expansion – Girona Spain – completed Q4 2017

Acquisitions:

- American By-Products Recyclers – New Jersey, USA (asset purchase)
- Tallow Masters – Florida, USA (asset purchase)
- Sonac China Blood– purchased remaining minority shares – China

Financial:

- U.S. Tax Cuts and Jobs Act plus European tax reform adds $88.9 mm, or **$0.53** to EPS
- Blenders Tax Credit passed retroactive in February 2018 for 2017 will add **$0.56** per share in 1Q 2018
- Total Debt reduction of **$112.5** mm in Fiscal 2017
- Refinanced **Term Loan B** – lowered borrowing cost and extended terms
- CAPEX of **$274.2** mm in 2017
- Improved Working Capital by **$61.8** mm in 2017 over 2016
- Total Debt to EBITDA ratio lowered to **3.47**

S&P and Moody's outlook remains stable

S&P Ratings 12/5/2017	Moody's Ratings 12/4/2017
Term Loan B – BBB-	Term Loan B – Ba1
Corporate Family – BB+	Corporate Family – Ba2
Revolver & Term Loan A – BBB-	Revolver & Term Loan A – Ba1
U.S. Bonds – BB+	U.S. Bonds – Ba3
Euro Bonds – BB+	Euro Bonds – Ba3

DARLING INGREDIENTS

4

Consolidated Earnings

US$ (millions) except per share price	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Revenue	$ 885.8	$ 3,391.9	$ 878.5	$ 894.9	$ 936.3	$ 952.6	$ 3,662.3
Gross Margin	192.8	756.4	190.4	195.6	193.7	206.7	786.4
Gross Margin %	21.8%	22.3%	21.7%	21.9%	20.7%	21.7%	21.5%
SG&A	79.9	314.0	87.9	85.5	83.1	91.0	347.5
SG&A Margin %	9.0%	9.3%	10.0%	9.6%	8.9%	9.6%	9.5%
Operating Income	35.4	152.1	31.4	37.1	33.3	35.0	136.8
EBITDA (1)	112.8	441.9	102.5	110.1	110.5	115.8	438.9
EBITDA Margin %	12.7%	13.0%	11.7%	12.3%	11.8%	12.2%	12.0%
Interest Expense	(22.4)	(94.2)	(21.7)	(22.4)	(22.5)	(22.3)	(88.9)
Foreign Currency gain/(loss)	0.4	(1.9)	(0.3)	(2.1)	(2.1)	(2.4)	(6.9)
Other Expense (2)	1.7	(3.9)	(0.9)	(2.9)	(1.4)	(0.2)	(5.3)
Equity in net income of unconsolidated subsidiaries	32.7	70.4	0.7	8.3	7.7	11.8	28.5
Income Tax (Expense)/Benefit	(6.2)	(15.3)	(1.8)	(7.7)	(6.3)	85.0	69.2
Net income attributable to noncontrolling interests	(1.1)	(4.9)	(1.6)	(1.2)	(0.9)	(1.2)	(4.9)
Net income attributable to Darling	$ 40.5	$ 102.3	$ 5.8	$ 9.1	$ 7.8	$ 105.7	$ 128.5
Earnings per share (fully diluted)	$ 0.25	$ 0.62	$ 0.04	$ 0.05	$ 0.05	$ 0.63	$ 0.77

(1) Does not inlcude Unconsolidated Subsidiaries EBITDA.
(2) Rounding captured in Other Expense.

2017 Overview

- Global **volumes** up 3.1% over 2016
- **Tax Reform** in both the U.S. and Europe benefit of $88.9 mm, or $0.53 per share
- **Gross margin of** $786.4 up 4.0% with lower protein pricing in the Feed Segment off-set by higher fat pricing and increased sales volumes
- Absence of the **blenders tax credit (BTC) in 2017** negatively impacted overall profitability of core business by $12.6 mm and approximately $80.3 mm EBITDA from DGD
- **EPS** in Q1 2018 will reflect the effect of the BTC of $0.56 per diluted share
- Strong free cash flow driven by earnings and improved working capital utilization led to a $43.0 mm **debt reduction** in the fourth quarter and $112.5 mm for the year

5 $50 $70 $90 $110 $130 Quarterly Adjusted EBITDA 4Q16 1Q17 2Q17 3Q17 4Q17 Gross Profit and Margin $ 1 9 2 .8 $ 1 9 0 .4 $ 1 9 5 .6 $ 1 9 3 .7 $ 2 0 6 .7 $140 $150 $160 $170 $180 $190 $200 $210 $220 4Q16 1Q17 2Q17 3Q17 4Q17 Gross Profit % Gross Margin 4Q 2017 Overview $ in millions $ in millions $ in millions Strong Free Cash Flow Generation Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 17) Fourth Quarter 2017 Financial Summary • Net sales* - $952.6 million – up 7.6% from 4Q 2016 • Net income - $105.7 million ($85.0 million tax benefit) • EPS at $0.63 per diluted share ($0.53 tax benefit/No BTC) • Adjusted EBITDA - $115.8 million • DGD joint venture EBITDA - $15.2 million (No BTC) 21.8% 21.7% 21.9% 20.7% $112.8 $102.5 $110.1 $110.5 $ 1 1 2 .8 $ 1 0 2 .5 $ 1 1 0 .1 $ 1 1 0 .5 $ 1 1 5 .8 $ 7 5 .3 $ 6 2 .3 $ 6 5 .5 $ 6 8 .6 $ 7 7 .8 $ 3 7 .5 $ 4 0 .2 $ 4 4 .6 $ 4 1 .9 $ 3 8 .0 $0 $20 $40 $60 $80 $100 $120 $140 4Q 2016 1Q 2017 2Q 2017 3Q 2017 4Q 2017 Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA after Capex) $115.8 21.7% * Net sales includes a reclass related to prior periods

6 Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4-2016 to Q4-2017 (millions) Feed Segment Year over Year Overview • Global volumes up year over year ~3.4% with strong slaughter volumes • Improved performance by our specialty businesses. (Wet Pet & Blood) • EBITDA margins held in light of deflationary finished product markets in Q4 • Fat pricing improved year over year until Q4. Lower carbon feedstocks growing in value for the biofuel industry • Protein pricing continues to be mixed with feed grade proteins in abundant supply while pricing increased for specialty protein meals driven by pet food and aquaculture demand Key Drivers: 0 20 40 60 80 100 FX Impact $1.6 Adjusted EBITDA EBITDA Q4 17 Volumes OtherCost of Sales $73.9 ($6.3) ($3.4) $75.5 Price / Yield EBITDA Q4 16 ($7.5)$74.0 $17.1 13.7% 13.5% 15.2% 14.0% 13.4% US$ and metric tons (millions) Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total 2017 Revenue $538.5 $2,089.1 $552.6 $549.1 $575.5 $562.3 $2,239.5 Gross Margin 116.2 464.3 120.0 126.9 125.9 121.9 494.7 Gross Margin % 21.6% 22.2% 21.7% 23.1% 21.9% 21.7% 22.1% SG&A 42.1 169.6 45.5 43.5 45.5 46.4 180.9 SG&A Margin % 7.8% 8.1% 8.2% 7.9% 7.9% 8.3% 8.1% Operating Income 25.3 115.8 30.8 39.0 33.6 26.3 129.7 EBITDA (1) $73.9 $294.6 $74.5 $83.4 $80.5 $75.5 $313.9 Raw Material Processed (million metric tons) 2.06 7.97 2.05 2.02 2.04 2.13 8.24 (1) Does not include Unconsolidated Subsidiaries EBITDA. Non-GAAP EBITDA Margin Feed

Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Food • Food segment delivered consistent results. • Rousselot gelatin business results improved during the year. Record sales volumes and stabilized pricing will set tone for 2018. Argentina continues to be a challenge while China showed improvement. • CTH casings business delivered improved earnings due to the strong global demand for hog runners driven by the contraction in the Chinese hog supply. • Sonac edible fats had strong volumes and pricing during the year. 7 EBITDA Bridge Q4-2016 to Q4-2017 (millions) Food Segment 0 10 20 30 40 EBITDA Q4 17 $36.0 FX Impact ($7.1) Price / Yield $3.7 $1.5 Other $3.1 Cost of Sales Volumes Adjusted EBITDA $4.8 EBITDA Q4 16 $32.9 $30.0 Year over Year Overview Key Drivers: 0 2 4 6 8 10 12 14 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 10.8% 11.9% 10.5% 11.5% 11.5% (1) Revenue adjusted for Brazil VAT reclass US$ and metric tons (millions) Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total 2017 Revenue (1) $278.4 $1,055.7 $266.2 $278.4 $298.9 $313.5 $1,157.0 Gross Margin 56.7 227.5 56.8 56.0 60.1 63.5 236.4 Gross Margin % 20.4% 21.5% 21.3% 20.1% 20.1% 20.3% 20.4% SG&A 26.5 96.2 25.1 26.8 25.6 27.5 105.0 SG&A Margin % 9.5% 9.1% 9.4% 9.6% 8.6% 8.8% 9.1% Operating Income 11.7 61.2 14.1 11.0 15.0 16.3 56.4 EBITDA $3 .0 $131.3 $31.7 $29.2 $34.5 $36.0 $131.4 Raw Material Proce ed (million metric tons) 0.28 1.08 0.27 0.28 0.29 0.28 1.12

Non-GAAP Adj. EBITDA Margin Fuel 8 Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4-2016 to Q4-2017 (millions) Fuel Segment 0 10 20 30 $2.3 EBITDA Q4 16 $18.0 Volumes Cost of Sales ($2.5) ($0.1) Price / Yield FX Impact $1.2 Adjusted EBITDA $15.3 EBITDA Q4 17 Other $16.5 ($2.4) Year over Year Overview • Fuel segment delivered consistent results when adding back the BTC of $12.6mm. (Made retro in Feb 2018) • North American biodiesel operated at a loss with the absence of the blenders tax credit in 2017 vs. 2016. During Q4 biodiesel enjoyed profitability from strong heating oil and RIN’s pricing. • Ecoson, bioenergy business, suffered curtailment during the year with limited bio-phosphate production which was slightly off-set by high sales of refined fat later in the year. • Rendac, disposal rendering business, delivered consistent and predictable returns. Key Drivers: 0 5 10 15 20 25 30 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 26.2% 17.4% 14.5% 13.1% 21.5% US$ and metric tons (millions) Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total 2017 Revenue $68.8 $247.1 $59.7 $67.4 $61.9 $76.8 $265.8 Gross Margin 19.9 64.6 13.6 12.7 7.6 21.4 55.3 Gross Margin % 28.9% 26.1% 22.9% 18.8% 12.3% 27.9% 20.8% SG&A 1.9 6.9 3.3 2.9 (0.5) 4.8 10.5 SG&A Margin % 2.8% 2.8% 5.5% 4.3% -8.1% 6.3% 3.9% Operating Income 10.5 29.2 3.5 2.1 0.1 8.1 13.8 EBITDA (1) $18.0 $57.7 $10.4 $9.8 $8.1 $16.5 $44.8 Raw Material Proc ssed * (million metric t s) 0.31 1.18 0.30 0.29 0.28 0.32 1.19 (1) Does not include DGD EBITDA. * Excludes raw material ocess d t he DGD joint venture.

9  DGD earned $0.54 cents per gallon EBITDA excluding blenders tax credit (BTC)  Entity EBITDA of $86.4 mm on 160.4 mm gallons of sales  With BTC, DGD at the entity level had an EBITDA of $247 mm DARLING SHARE  BTC approved retroactively in Feb. 2018 will add $0.48 per share in 1Q 2018  Q4 2017 EBITDA: $30.4 million entity level or $15.2 mm Darling’s share  Current total debt in JV stands at $53.7 mm. Total cash of $123.4 mm at year end December 2017  Expansion to 275 mm gallons on schedule for Q2 2018. Took 12 days downtime in Q1 2018 for catalyst change out DGD JV exploring phase three expansion to 550 million gallons US$ (millions) Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total 2017 EBITDA (Darling's share) $36.7 $87.2 $5.0 $12.4 $10.6 $15.2 $43.2 Gallons Produced 42.0 158.1 32.6 43.7 41.7 43.3 161.3 Gallons Sold/Shipped 46.6 160.9 32.7 40.5 43.0 44.3 160.4 Diamond Green Diesel (50% Joint Venture)

Balance Sheet Highlights Leverage Ratio 10 Debt Summary Balance Sheet Highlights and Debt Summary Historical Leverage Ratios 2014 - 2017 December 30, 2017 Actual Credit Agreement Total Debt to EBITDA: 3.47 5.50x (US$, in thousands) December 30, 2017 Amended Credit Agreement Revolving Credit Facility -$ Term Loan A 95,694 Term Loan B 494,422 5.375% Senior Notes due 2022 493,362 4.750% Euro Senior Notes due 2022 608,681 Other Notes and Obligations 22,034 Total Debt: 1,714,193$ (US$, in thousands) December 30, 2017 Cash (includes restricted cash of $142) 106,916$ Accounts receivable 391,847 Total Inventories 358,183 Net working capital 306,189 Net property, plant and equipment 1,645,822 Total assets 4,958,225 Total debt 1,714,193 Shareholders' equity 2,327,697$

Appendix – Additional Information 11

US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total 2017 Revenue $547.5 $529.4 $525.2 $472.2 $2,074.3 $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 $549.1 $575.5 $562.3 $2,239.5 Gross Margin 123.5 124.5 116.2 96.7 460.9 103.5 126.8 117.8 116.2 464.3 120.0 126.9 125.9 121.9 494.7 Gross Margin % 22.6% 23.5% 22.1% 20.5% 22.2% 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% 23.1% 21.9% 21.7% 22.1% SG&A 48.0 48.7 39.7 42.2 178.6 45.3 43.3 38.9 42.1 169.6 45.5 43.5 45.5 46.4 180.9 SG&A Margin % 8.8% 9.2% 7.6% 8.9% 8.6% 9.5% 8.0% 7.3% 7.8% 8.1% 8.2% 7.9% 7.9% 8.3% 8.1% Operating Income 35.4 35.4 35.6 10.1 116.5 13.9 41.4 35.2 25.3 115.8 30.8 39.0 33.6 26.3 129.7 EBITDA $75.5 $75.9 $76.5 $54.4 $282.3 $58.3 $83.5 $78.9 $73.9 $294.6 $74.5 $83.4 $80.5 $75.5 $313.9 EBITDA Margin % 13.8% 14.3% 14.6% 11.5% 13.6% 12.2% 15.4% 14.8% 13.7% 14.1% 13.5% 15.2% 14.0% 13.4% 14.0% Raw Material Processed (millions of metric tons) 1.87 1.83 1.86 1.89 7.45 1.97 1.97 1.97 2.06 7.97 2.05 2.02 2.04 2.13 8.24 12

13 Change in Net Sales - Three Months Ended December 31, 2016 over December 30, 2017 (1) Rendering Net Sales- Other category includes hides, pet food, and service charges (2) Other Net Sales category includes trap services, industrial residual services and organic fertilizer Feed Ingredients Segment Change in Net Sales –Fiscal Year Ended December 31, 2016 over December 30, 2017 Fats Proteins Other (1) Total Rendering Used Cooking Oil Bakery Other (2) Total Net Sales Three Months Ended December 31 , 2016 151.1$ 192.9$ 69.1$ 413.1$ 47.7$ 55.7$ 22.1$ 538.6$ Changes: Increase/(Decrease) in sales volumes 7.1 3.0 - 10.1 1.4 (2.5) - 9.0 Increase/(Decrease) in finished product prices 2.5 0.8 - 3.3 0.1 (2.9) - 0.5 Increase/(Decrease) due to currency exchange rates 3.2 6.7 3.8 13.7 0.2 - - 13.9 Other change - - (2.5) (2.5) - - 2.7 0.2 Total Change: 12.8 10.5 1.3 24.6 1.7 (5.4) 2.7 23.6 Net Sales Three Months Ended December 30, 2017 163.9$ 203.4$ 70.4$ 437.7$ 49.4$ 50.3$ 24.8$ 562.2$ Rendering Sales Change in Net Sales - 4Q16 to 4Q17 Fats Proteins Other (1) Total Rendering Used Cooking Oil Bakery Other (2) Total N t Sal s Y ar-to-D t Ended Dec mb r 31, 2016 574.6$ 769.4$ 269.1$ 1,613.1$ 165.1$ 220.4$ 90.5$ 2,089.1$ Changes: Increase/(Decrease) in sales volumes 35.2 29.0 - 64.2 1.1 (6.7) - 58.6 Increase/(Decrease) in finished product prices 35 2 10 6 - 5.8 19.0 (3.9) - 60.9 Incr ase/(Decrease) due to currency exchange rates 3.3 7.1 3.1 13.5 0.3 - - 13.8 Other change - - 14.0 14.0 - - 3.1 17.1 Total Change: 73.7 46.7 17.1 137.5 20.4 (10.6) 3.1 150.4 Net Sales Year-to-Date Ended December 30, 2017 648.3$ 816.1$ 286.2$ 1,750.6$ 185.5$ 209.8$ 93.6$ 2,239.5$ Rendering Sales Ch nge in Fi cal Year End Net Sales 2016 to 2017

Jacobsen, Wall Street Journal and Thomson Reuters Historical Pricing

14

Comparison	Sequential - QTR. Over QTR.			Quarter - Year Over Year			Fiscal - Year Over Year		
	Q3-2017	Q4-2017	%	Q4-2016	Q4-2017	%	2016	2017	%
Average Jacobsen Prices (USD)	Avg.	Avg.	Change	Avg.	Avg.	Change	Avg.	Avg.	Change
Bleachable Fancy Tallow - Chicago Renderer / cwt	$35.36	$27.40	-22.5%	$30.77	$27.40	-11.0%	$29.75	$31.93	7.3%
Yellow Grease - Illinois / cwt	$27.20	$23.18	-14.8%	$23.05	$23.18	0.6%	$23.77	$24.95	5.0%
Meat and Bone Meal - Ruminant - Illinois / ton	$292.83	$222.73	-23.9%	$223.24	$222.73	-0.2%	$274.51	$259.54	-5.5%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$285.14	$252.22	-11.5%	$281.43	$252.22	-10.4%	$300.12	$277.42	-7.6%
Poultry By-Product Meal - Pet Food - Mid South / ton	$577.02	$593.74	2.9%	$571.09	$593.74	4.0%	$557.17	$623.89	12.0%
Feathermeal - Mid South / ton	$408.82	$361.46	-11.6%	$356.91	$361.46	1.3%	$356.40	$395.84	11.1%
Average Wall Street Journal Prices (USD)									
Corn - Track Central IL #2 Yellow / bushel	$3.31	$3.16	-4.5%	$3.30	$3.16	-4.2%	$3.44	$3.35	-2.6%
Average Thomson Reuters Prices (USD)									
Palm oil - CIF Rotterdam / metric ton	$687	$702	2.2%	$752	$702	-6.6%	$698	$711	1.9%
Soy meal - CIF Rotterdam / metric ton	$337	$356	5.6%	$360	$356	-1.2%	$375	$351	-6.4%

2017 Finished Product Pricing
Feed Segment Ingredients

2017 Average Jacobsen Prices (USD)

	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$32.00	$31.68	$30.50	$31.35	$30.74	$33.75	$35.89	$33.61	$36.00	$35.95	$34.38	$35.36	$28.36	$26.80	$27.00	$27.40	$31.93
Yellow Grease - Illinois / cwt	$23.42	$23.70	$24.16	$23.78	$24.61	$25.21	$26.93	$25.64	$27.14	$26.96	$27.48	$27.20	$24.05	$23.44	$21.86	$23.18	$24.95
Meat and Bone Meal - Ruminant - Illinois / ton	$258.03	$289.74	$273.91	$270.69	$268.82	$243.86	$245.80	$251.91	$282.00	$314.24	$278.50	$292.83	$228.30	$217.50	$220.63	$222.73	$259.54
Poultry By-Product Meal - Feed Grade - Mid South/ton	$290.00	$293.68	$280.00	$287.42	$284.74	$285.00	$285.00	$284.90	$285.00	$285.00	$285.50	$285.14	$275.91	$242.50	$235.00	$252.22	$277.42
Poultry By-Product Meal - Pet Food - Mid South/ton	$648.68	$615.13	$644.02	$635.89	$699.34	$706.82	$660.80	$688.91	$603.13	$572.50	$557.50	$577.02	$599.55	$565.63	$614.50	$593.74	$623.89
Feathermeal - Mid South / ton	$455.00	$431.84	$386.74	$422.94	$383.95	$394.32	$392.05	$390.14	$397.50	$425.43	$401.00	$408.82	$357.50	$364.00	$362.13	$361.46	$395.84

2017 Cash Corn Pricing
Competing Ingredient for Bakery Feeds and Fats

2017 Average Wall Street Journal Prices (USD)

	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.46	$3.49	$3.41	$3.45	$3.38	$3.48	$3.52	$3.46	$3.49	$3.28	$3.16	$3.31	$3.13	$3.14	$3.21	$3.16	$3.35

2017 European Benchmark Pricing
Palm Oil - Competing ingredient for edible fats in Food Segment
Soy meal - Competing ingredient for protein meals in Feed Segment

2017 Average Thomson Reuters Prices (USD)

	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$804	$772	$719	$765	$672	$732	$666	$690	$665	$673	$723	$687	$716	$719	$670	$702	$711.00
Soy meal - CIF Rotterdam / metric ton	$371	$374	$359	$368	$347	$344	$331	$341	$341	$331	$340	$337	$354	$350	$364	$356	$351.00

DARLING INGREDIENTS

US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Total 2017 Revenue (1) $268.8 $282.1 $267.5 $270.3 $1,088.7 $246.6 $270.5 $260.2 $278.4 $1,055.7 $266.2 $278.4 $298.9 $313.5 $1,157.0 Gross Margin 53.5 60.2 54.8 62.9 231.4 62.3 57.8 50.7 56.7 227.5 56.8 56.0 60.1 63.5 236.4 Gross Margin % 19.9% 21.3% 20.5% 23.3% 21.3% 25.3% 21.4% 19.5% 20.4% 21.5% 21.3% 20.1% 20.1% 20.3% 20.4% SG&A 25.5 27.9 26.1 23.8 103.3 23.8 20.5 25.4 26.5 96.2 25.1 26.8 25.6 27.5 105.0 SG&A Margin % 9.5% 9.9% 9.8% 8.8% 9.5% 9.7% 7.8% 9.8% 9.5% 9.1% 9.4% 9.6% 8.6% 8.8% 9.1% Operating Income 10.8 15.5 11.6 23.3 61.2 21.9 19.7 7.9 11.7 61.2 14.1 11.0 15.0 16.3 56.4 EBITDA $28.0 $32.3 $28.7 $39.1 $128.1 $38.6 $37.4 $25.3 $30.0 $131.3 $31.7 $29.2 $34.5 $36.0 $131.4 EBITDA Margin % 10.4% 11.4% 10.7% 14.4% 11.8% 15.7% 13.8% 9.7% 10.8% 12.4% 11.9% 10.5% 11.5% 11.5% 11.4% Raw Material Processed (millions of metric tons) 0.27 0.28 0.26 0.26 1.07 0.27 0.27 0.26 0.28 1.08 0.27 0.28 0.29 0.28 1.12 (1) Revenue adjusted for Brazil VAT reclass Food Segment - Historical 15

Fuel Segment - Historical

16

US$ and metric tons (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
Revenue	$57.0	$46.5	$59.3	$65.4	$228.2	$55.6	$62.3	$60.4	$68.8	$247.1	$59.7	$67.4	$61.9	**$76.8**	**$265.8**
Gross Margin	13.2	6.3	11.4	20.2	51.1	14.9	15.6	14.2	19.9	64.6	13.6	12.7	7.6	**21.4**	**55.3**
Gross Margin %	23.1%	13.5%	19.2%	30.9%	22.4%	26.8%	25.0%	23.5%	28.9%	26.1%	22.9%	18.8%	12.3%	**27.9%**	**20.8%**
SG&A	4.0	(2.3)	4.5	1.1	7.3	1.9	1.8	1.3	1.9	6.9	3.3	2.9	(0.5)	**4.8**	**10.5**
SG&A Margin %	7.0%	-4.9%	7.6%	1.7%	3.2%	3.4%	2.9%	2.2%	2.8%	2.8%	5.5%	4.3%	-8.1%	**6.3%**	**3.9%**
Operating Income	2.5	2.0	0.2	12.5	17.2	6.1	6.6	6.0	10.5	29.2	3.5	2.1	0.1	**8.1**	**13.8**
EBITDA	9.1	8.6	7.0	19.2	43.9	13.0	13.8	12.9	18.0	57.7	10.4	$9.8	$8.1	**16.5**	**44.8**
EBITDA Margin %	16.0%	18.5%	11.8%	29.4%	19.2%	23.4%	22.2%	21.4%	26.2%	23.4%	17.4%	14.5%	13.1%	**21.5%**	**16.9%**
Pro forma Adjusted EBITDA (1)	$10.2	$10.6	$9.1	$14.0	$43.9	$13.0	$13.8	$12.9	$18.0	$57.7	$12.2	$11.9	$10.5	**$22.7**	**$57.3**
Raw Material Processed * (millions of metric tons)	0.30	0.29	0.27	0.31	1.17	0.28	0.30	0.29	0.31	1.18	0.30	0.29	0.28	**0.32**	**1.19**

*Excludes raw material processed at the DGD joint venture.

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Total 2017
EBITDA (Darling's share)	$2.3	$7.9	($8.3)	$86.6	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	$5.0	$12.4	$10.6	**$15.2**	**$43.2**
Pro forma Adjusted EBITDA (1)	$19.6	$30.2	$11.7	$27.0	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	$21.4	$32.7	$32.1	**$37.3**	**$123.5**
Total Gallons Produced	37.5	41.9	39.9	37.5	156.6	28.5	43.8	43.8	42.0	158.1	32.6	43.7	41.7	**43.3**	**161.3**
Total Gallons Sold/Shipped	34.6	44.6	39.9	37.5	156.6	29.1	42.7	42.5	46.6	161.0	32.7	40.5	43.0	**44.3**	**160.4**

(1) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2015 and 2017 for comparison to 2016 when the blenders tax credit was prospective.








DARLING INGREDIENTS

17 Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at December 30, 2017. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Adjusted EBITDA

18

Adjusted EBITDA and Pro Forma Adjusted EBITDA (US$ in thousands)	Three Months Ended - Year over Year December 30, 2017	Three Months Ended - Year over Year December 31, 2016	Twelve Months Ended - Year over Year December 30, 2017	Twelve Months Ended - Year over Year December 31, 2016
Net income attributable to Darling	$ 105,729	$ 40,541	$ 128,468	$ 102,313
Depreciation and amortization	80,794	77,468	302,100	289,908
Interest expense	22,269	22,439	88,926	94,187
Income tax expense/(benefit)	(85,010)	6,213	(69,154)	15,315
Foreign currency loss/(gain)	2,468	(387)	6,898	1,854
Other expense, net	190	(1,819)	5,293	3,866
Equity in net (income) of unconsolidated subsidiaries	(11,835)	(32,746)	(28,504)	(70,379)
Net income attributable to noncontrolling interests	1,215	1,139	4,886	4,911
Adjusted EBITDA	$ 115,820	$ 112,848	$ 438,913	$ 441,975
Acquisition and integration-related expenses	-	-	-	401
Pro forma Adjusted EBITDA (Non-GAAP)	$ 115,820	$ 112,848	$ 438,913	$ 442,376
Foreign currency exchange impact	(5,913) (1)	-	(5,682) (2)	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 109,907	$ 112,848	$ 433,231	$ 442,376
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 15,185	$ 36,721	$ 43,198	$ 87,224

(1) The average rates assumption used in this calculation was the actual fiscal average rate for the three months ended December 31, 2016 of €1.00:USD$1.08 and CAD$1.00:USD$0.75 as compared to the average rate for the three months ended December 30, 2017 of €1.00:USD $1.18 and CAD$1.00:USD$0.75, respectively.
(2) The average rates assumption used in this calculation was the actual fiscal average rate for the twelve months ended December 31, 2016 of €1.00:USD$1.11 and CAD$1.00:USD$0.76 as compared to the average rate the twelve months ended December 30, 2017 of €1.00:USD$1.13 and CAD$1.00:USD$0.77, respectively.

Note: See slide 17 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS

19 Annual ROTH Conference March 13, 2018 Ritz-Carlton – Dana Point, CA BMO Farm to Market Conference May 16-17, 2018 Grand Hyatt – New York City Oppenheimer Consumer Conference June 19-20, 2018 Four Seasons – Boston, MA